UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2025

T2 BIOSYSTEMS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36571	20-4827488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hartwell Avenue, Lexington, Massachusetts 02421

(Address of principal executive offices, including Zip Code)

(781) 761-4646

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TTOO	*

*

On February 10, 2025, the Nasdaq Stock Market (“Nasdaq”) notified T2 Biosystems, Inc. (the “Company”) that it plans to file a notification of removal from listing (Form 25) with the Securities and Exchange Commission (the “SEC”) to delist the Company’s common stock from Nasdaq upon the completion of all applicable procedures. After the Form 25 is filed by Nasdaq, the delisting will become effective 10 days later. The deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will occur 90 days following the filing of the Form 25, or such shorter period as the SEC may determine. Upon deregistration of the Company’s common stock under Section 12(b) of the Exchange Act, the Company’s common stock will remain registered under Section 12(g) of the Exchange Act. The Company’s common stock began trading on the TTOO operated by the OTC Markets Group, Inc. beginning on February 12, 2025.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On February 13, 2025, the Board of Directors (the “Board”) of T2 Biosystems, Inc. (the “Company”) approved a reduction-in-force (the “Reduction-in-Force”) of substantially all of its employees, effective immediately (the “Effective Time”). The Company expects to incur one-time charges and cash expenditures associated with the Reduction-in-Force of approximately $1.0 million, primarily related to employee wages and severance payments, benefits, earned vacation time and related termination costs. The Company expects that these charges and costs will be incurred during the quarter ending March 31, 2025.

The estimates of charges and expenditures that the Company expects to incur in connection with the Reduction-in-Force are subject to a number of assumptions and actual results may differ materially from estimates.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the actions discussed in Item 2.05 above, John Sperzel, President and Chief Executive Officer, John Sprague, Chief Financial Officer, and Michael Gibbs, Senior Vice President and General Counsel, were terminated without cause from their respective positions, effective immediately.

Following the end of their employment, Messrs. Sperzel, Sprague and Gibbs were re-appointed by the Board to serve as the Company’s Chief Executive Officer, Chief Financial Officer and General Counsel, respectively. Each of Messrs. Sperzel, Sprague and Gibbs is entering into a consulting agreement with the Company (the “Consulting Agreements”). Pursuant to the Consulting Agreements, Messrs, Sperzel, Sprague and Gibbs will be paid an hourly fee of $276.44, $185.10, and $187.50 respectively for their services consisting of twenty (20) hours per week. The Consulting Agreements also provide for the reimbursement of certain expenses and certain indemnification obligations in connection with their service as officers.

Item 8.01 Other Events

The Company previously disclosed that it intended to hold a Special Meeting of Stockholders (the “Special Meeting”) on March 3, 2025 to approve an amendment to the Company’s certificate of incorporation to effect a reverse stock split of the Company’s common stock in order to regain compliance with the bid price requirement of Nasdaq Listing Rule 5550(a)(2). In light of the delisting determination received from the Nasdaq Hearings Panel on February 10, 2025, the Company has determined to cancel the Special Meeting and abandon the proposed reverse stock split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2025	T2 BIOSYSTEMS, INC.

	By:	/s/ John Sprague
John Sprague
Chief Financial Officer